10(m)(2)



                     SHOWBIZ PIZZA TIME, INC.
                     -----------------------

                      SUPPLEMENTAL AGREEMENT
                  Dated as of September 29, 1997
                         relating to the
        Note Purchase Agreements dated as of June 15, 1995

                       -------------------

              10.02% Series A Senior Notes due 2001
           Floating Rate Series B Senior Notes due 2000







                     SHOWBIZ PIZZA TIME, INC.
                      SUPPLEMENTAL AGREEMENT

                                             as of September 29,
                                             1997


            Re: 10.02% Series A Senior Notes due 2001
           Floating Rate Series B Senior Notes due 2000



TO THE SEVERAL NOTEHOLDERS
WHOSE NAMES APPEAR IN THE
ACCEPTANCE FORM AT THE END HEREOF

Ladies and Gentlemen:

SHOWBIZ PIZZA TIME, INC., a Kansas corporation (the "Company"), hereby agrees with you as follows:

     SECTION 1. Note Purchase Agreements and the Notes; Requested Consent. Pursuant to the several Note Purchase Agreements dated as of June 15, 1995 (the "Note Purchase Agreements") entered into by the Company with the institutional investors named in Schedule A thereto, the Company issued and sold $18,000,000 aggregate principal amount of its 10.02% Series A Senior Notes due 2001 (the "Series A Notes") and $10,000,000 aggregate principal amount of its Floating Rate Series B Senior Notes due 2000 (the "Series B Notes" and, together with the Series A Notes, the "Notes"), all of which remain outstanding on the date hereof. Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Note Purchase Agreements.

     The Company proposes to transfer certain tangible assets at a value not to exceed $20,000,000 and certain intellectual property owned by the Company to direct and indirect wholly-owned subsidiaries of the Company (such transfers referred to herein collectively as the "Asset Sale Transaction").

     In connection therewith, the Company hereby requests consents from the holders of the Notes to enter into and effectuate the Asset Sale Transaction, such transactions being prohibited by the Note Purchase Agreements, particularly the limitations on asset sales pursuant to Section 10.3 of the Note Purchase Agreements. In consideration therefor, prior to or concurrently with the Asset Sale Transaction, the Company will cause each of ShowBiz Nevada, Inc., ShowBiz Merchandising, Inc. and SPT Properties Company, Inc., each a Nevada corporation (collectively, the "Subsidiary Guarantors"), to execute and deliver a Subsidiary Guarantee, substantially in the form set forth in Exhibit 1 to this Supplemental Agreement, unconditionally guaranteeing the Company's obligations under the Note Purchase Agreements and the Notes.

     SECTION 2. Consent. The holders of the Notes hereby consent to the Asset Sale Transaction.

     SECTION 3.  Subsidiary Indebtedness.  Except for the
Subsidiary Guarantees, the Company will not permit any of the Subsidiary Guarantors to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness (as defined in the Note Purchase Agreements).

     SECTION 4.  Representations and Warranties of the Company.
The Company represents and warrants to you as follows:

     Section 4.1 Organization, Authorization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, and has all requisite power and authority to execute, deliver and perform its obligations under this Supplemental Agreement.

     The execution, delivery and performance of this Supplemental Agreement have been duly authorized by all necessary action on the part of the Company. This Supplemental Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.2  Compliance with Laws, Other Instruments, Etc.
The execution, delivery and performance by the Company of this Supplemental Agreement do not and will not (A) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 4.3 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the performance by the Company of this Supplemental Agreement.

     Section 4.4 No Default, etc. No Event of Default or Default has occurred and is continuing, and neither the Company nor any Subsidiary is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and there is no pending request by the Company (except pursuant to this Supplemental Agreement or the Loan Agreement dated as of June 27, 1995 between the Company and Bank One, Texas, N.A. (the "Bank One Agreement") with respect to the Asset Sale Transaction) or any Subsidiary for any amendment or waiver in respect of any contemplated or possible default with respect to such Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

     Section 4.5 No Undisclosed Fees. The Company has not, directly or indirectly, paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any holder of Notes in order to induce such holder to enter into this Supplemental Agreement or take any other action in connection with the transactions contemplated hereby, nor has the Company agreed to make any such payment.

     SECTION 5. Representation of the Noteholder. You represent to the Company that you are the beneficial owner of Notes in the aggregate unpaid principal amount set forth below your name in the acceptance form of this Supplemental Agreement.

     SECTION 6.  Effectiveness of this Supplemental Agreement.
This Supplemental Agreement will become effective on the date (the "Effective Date") on which all of the following conditions precedent shall have been satisfied:

     Section 6.1 Proceedings. All proceedings taken by the Company in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

     Section 6.2  Execution of this Supplemental Agreement.
Counterparts of this Supplemental Agreement shall have been executed and delivered by the Company and the Required Holders.

     Section 6.3 Representations and Warranties. The representations and warranties of the Company contained in Section 4 of this Supplemental Agreement shall be true on and as of the Effective Date as though such representations and warranties had been made on and as of the Effective Date, and you shall have received a certificate of a senior financial officer of the Company, dated the Effective Date, to such effect.

     Section 6.4 Subsidiary Guarantees. A Subsidiary Guarantee, dated on or before the Effective Date, shall have been executed and delivered to you by each of the Subsidiary Guarantors, substantially in the form hereinabove recited.

     Section 6.5 Opinion of Counsel. You shall have received an opinion, dated the Effective Date, addressed to you and otherwise satisfactory in scope and substance to you, from Marshall Fisco, Esq., Counsel to the Company, substantially in the form set forth in Annex A attached hereto, and covering such other matters incident to the transactions contemplated hereby as you may reasonably request.

     Section 6.6 Payment of Fees. The Company shall have paid the fees and disbursements of your special counsel as contemplated by
Section 7 of this Supplemental Agreement.

     SECTION 7.  Expenses.  Without limiting the generality of
Section 15.1 of the Note Purchase Agreements, the Company agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements and other charges of Willkie Farr & Gallagher, your special counsel, for their services rendered in connection with such transactions and with respect to this Supplemental Agreement and any other document delivered pursuant to this Supplemental Agreement and reimburse you for your out-of-pocket expenses in connection with the foregoing.

     In furtherance of the foregoing, on the Effective Date the Company will pay or cause to be paid the reasonable fees and disbursements and other charges of Willkie Farr & Gallagher which are reflected in the statement of Willkie Farr & Gallagher delivered to the Company prior to the Effective Date. The Company will also pay promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements of Willkie Farr & Gallagher in connection with the transactions contemplated hereby (including disbursements unposted as of the Effective Date).

     SECTION 8. Ratification. The Note Purchase Agreements are in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect.

     SECTION 9. Counterparts. This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 10. Governing Law. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a binding agreement between you and the Company, subject to becoming effective as hereinabove provided.

                                   SHOWBIZ PIZZA TIME, INC.

                                   By:-----------------------
                                   Name:
                                   Title:
ACCEPTED AND AGREED:
NOTEHOLDERS:

ALLSTATE LIFE INSURANCE COMPANY
By:--------------------------
Name:
Title:

By:--------------------------
Name:
Title:
Principal Amount of Series A Notes Held: $10,000,000

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:----------------------------------------
Name:
Title:

Principal Amount of Series A Notes Held: $3,000,000
Principal Amount of Series B Notes Held: $6,000,000

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED
By:---------------------------------------
Name:
Title:
Principal Amount of Series B Notes Held: $4,000,000

CM LIFE INSURANCE COMPANY
By-------------------------
Name:
Title:
Principal Amount of Series A Notes Held: $2,000,000

MODERN WOODMEN OF AMERICA
By--------------------------
Name:
Title:
Principal Amount of Series A Notes Held: $3,000,000




ANNEX A
(to Supplemental Agreement)


                OPINION OF COUNSEL FOR THE COMPANY


The following opinions are to be provided by counsel for the Company, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Supplemental Agreement.

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas and has all requisite power and authority to execute and deliver the Supplemental Agreement and to perform the provisions thereof.

     2. The Supplemental Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     3. Each Subsidiary Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to execute and deliver its Subsidiary Guarantee and to perform the provisions thereof.

     4. Each Subsidiary Guarantee has been duly authorized, executed and delivered by the respective Subsidiary Guarantor and constitutes legal, valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms.

     5. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental
Authority is required on the part of the Company or the Subsidiary Guarantors for the validity of the execution and delivery or for the performance by the Company of the Supplemental Agreement or the Subsidiary Guarantees.

     6. The consummation of the transactions contemplated by the Supplemental Agreement and the performance of the terms and provisions of the Supplemental Agreement and the Subsidiary
Guarantees do not and will not (i) conflict with the charter, by-laws, code of regulations or any other organic documents of the
Company or any Subsidiary, (ii) result in any breach of, or
constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, bank loan or credit agreement, or other agreement or instrument known to me, after due inquiry, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, except for the Bank One Agreement with respect to the Asset Sale Transaction, or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary and known to me, after due inquiry, or violate any provision of any law,
statute, rule or regulation of any Governmental Authority
applicable to the Company or any Subsidiary.
                             * * * *

This opinion is given solely for your benefit, and for the benefit of the institutional investor holders from time to time of the Notes held by you, in connection with the transactions contemplated by the Supplemental Agreement, and may not be relied upon by any other person for any purpose without my prior written consent.




Exhibit 1
(to the Supplemental Agreement)


                       GUARANTEE AGREEMENT


     GUARANTEE AGREEMENT dated as of ------------, ----- made by -------------------,a --------------- corporation (the "Guarantor"), in favor of the holders from time to time of the Notes referred to below (collectively the "Obligees").

     WHEREAS, ShowBiz Pizza Time, Inc., a Kansas corporation (the "Company"), has entered into several Note Purchase Agreements dated as of June 15, 1995 (collectively the "Note Agreements" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company has issued and sold to such purchasers $18,000,000 aggregate principal amount of its 10.02% Series A Senior Notes due 2001 (the "Series A Notes") and $10,000,000 aggregate principal amount of its Floating Rate Series B Senior Notes due 2000 (the "Series B Notes" and, together with the Series A Notes, the "Notes");

     WHEREAS, the Company has requested the consent of the holders of the Notes to enter into certain transactions with the Guarantor that are prohibited by the Note Agreements; and

     WHEREAS, it is a condition to obtaining the consent of such holders that the Guarantor execute and deliver this Guarantee
Agreement;

     NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

     SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

          A. the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company arising under the Notes and the Note Agreements, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. S101 et seq.), Make-Whole Amount, Additional Amounts, fees, expenses, indemnification or otherwise, and

          B. the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Notes and the Note Agreements;

(all such obligations are called the "Guaranteed Obligations"); provided that the aggregate liability of the Guarantor hereunder in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without such liability being deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

     The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

     Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

     SECTION 2. Guarantee Absolute. The obligations of the Guarantor under Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes and the Note Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Company or any other Person liable for the Guaranteed Obligations or whether the Company or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

          A. any lack of validity or enforceability of any Guaranteed Obligation, any Note, the Note Agreements or any agreement or instrument relating thereto:

          B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note, the Note Agreements or this Guarantee Agreement;:

          C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations:

          D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary:

          E. any change, restructuring or termination of the corporate structure or existence of the Company or any other
     Subsidiary; :

          F. any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or the Guarantor.

     This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law::

          A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;:

          B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;:

          C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;:

          D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and:

          E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or the Guarantor or any other Person.

     SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any Obligee or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been paid in full.

     SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows::

          A. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the
     Guarantor:

          B. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor:

          C. The Guarantor and the Company are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

     SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or (iii) change the percentage of Notes the holders of which are, or the number of Obligees, required to take any action hereunder.

     SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if sent to any holder of Notes, shall be addressed to it as set forth in the Note Agreements. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Company in accordance with the provisions of Section 13.1 of the Note Agreements. Notices under this Section 7 will be deemed given only when actually received.

     SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

     SECTION 10. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which you shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

     Nothing in this Section 10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER DOCUMENT
EXECUTED IN CONNECTION HEREWITH.

     SECTION 11. Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

                                        [GUARANTOR]


                                        By--------------------
                                        Title:
                                        Address:
                                        Attention:
                                        Telephone:
                                        Telecopy: